Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 8 TO SLOT RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 8 TO SLOT RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of April 28, 2017 (the “Effective Date”), is entered into by and among: (a) Tenneco Automotive RSA Company, a Delaware corporation (“Seller”), (b) Tenneco Automotive Operating Company Inc., a Delaware corporation (“Tenneco Operating”), as initial Servicer (the “Servicer”, and together with Seller, the “Seller Parties”), and (c) Wells Fargo Bank, National Association, a national banking association, individually (“Wells Fargo” and, together with its successors and permitted assigns, the “SLOT Purchaser”), and as agent for the SLOT Purchaser (in such capacity, together with its successors and assigns in such capacity, the “SLOT Agent”), and is consented to by JPMorgan Chase Bank, N.A., as First Lien Agent under the Intercreditor Agreement (as defined below) (in such capacity, together with its successors and assigns, the “First Lien Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement (hereinafter defined).

W I T N E S S E T H :

WHEREAS, Tenneco Operating and Seller are parties to that certain Receivables Sale Agreement, dated as of October 31, 2000, between Tenneco Operating, as seller, and Seller, as purchaser, as heretofore amended, and The Pullman Company, a Delaware corporation (“Pullman” and, together with Tenneco Operating, the “Originators”), and Seller are parties to that certain Receivables Sale Agreement, dated as of December 27, 2000, between Pullman, as seller, and Seller, as purchaser, as heretofore amended (collectively, the “Receivables Sale Agreements”);

WHEREAS, Seller, Servicer, the SLOT Purchaser and the SLOT Agent are parties to that certain SLOT Receivables Purchase Agreement dated as of March 26, 2010 (as amended or otherwise modified from time to time, the “Agreement”);

WHEREAS, Seller, Servicer, the First Lien Agent and the SLOT Agent are parties to that certain Intercreditor Agreement dated as of March 26, 2010 (as heretofore amended, the “Intercreditor Agreement”);

WHEREAS, the Seller Parties wish to amend the Agreement on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the SLOT Purchaser and SLOT Agent are willing to agree to, and the First Lien Agent is willing to consent to, such amendments subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the Receivables Sale Agreement or the Agreement, as applicable.

2. Amendments. Upon satisfaction of the conditions precedent set forth in Section 4 hereof, the Agreement is amended as of the Effective Date as follows:

2.1. Section 1.1(b) of the Agreement is hereby amended to delete “$5,000,000” where it appears and to substitute in lieu thereof “$2,000,000.”

2.2. The following new defined terms and definitions are hereby inserted into Exhibit I of the Agreement in their appropriate alphabetical order:

“Base Dilution Percentage” means the product of Expected Dilution and the Dilution Horizon Ratio, as such are defined in the First Lien Receivables Purchase Agreement.

“SLOT Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of all other Receivables owed by any single Obligor and its Affiliates (if any) considered as if they were one and the same Obligor, the applicable concentration limit shall be determined according to the following table for Obligors who have short term unsecured senior debt ratings currently assigned to them by S&P Global Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) or, in the absence thereof, the equivalent long term unsecured senior debt ratings:

S&P RATING	MOODY’S RATING	ALLOWABLE % OF ELIGIBLE RECEIVABLES
A-1+	P-1	25.00%
A-1	P-1	25.00%
A-2	P-2	20.00%
A-3	P-3	10.00%
Below A-3 or Unrated Obligor	Below P-3 or Unrated Obligor	20.00% in the aggregate for the Top 4 Unrated Obligors and their Affiliates considered collectively, and 5.00% for any other Unrated Obligor and its Affiliates or any Obligor rated below A-3 or P-3 and its Affiliates provided however, that (a) if any Obligor has a split rating, the applicable rating will be the lower of the two; (b) if any Obligor is not rated by either S&P or Moody’s (an “Unrated Obligor”), the applicable concentration limit shall be the one set forth in the last line of the table above; and (c) upon the Seller’s request from time to time, the SLOT Purchaser may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates or a particular type of Receivables (each such higher percentage a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by the SLOT Purchaser upon at least ten (10) days’ prior written notice to the Seller. As of April 27, 2017, a Special Concentration Limit of 20.00% shall exist for General Motors Company. Either of the Seller Parties may contact the SLOT Purchaser by Email or telephone at least four (4) Business Days prior to each Monthly Reporting Date to request the ratings of any Obligor that does not have a Special Concentration Limit and which is obligated on Receivables having an aggregate Outstanding Balance greater than 5% of the Outstanding Balance of all Eligible Receivables, and the SLOT Purchaser agrees to provide such ratings within one (1) Business Day after receipt of such request. The Seller Parties shall not be responsible for verifying the accuracy of the ratings provided by the SLOT Purchaser, and if the SLOT Purchaser fails to deliver such ratings within the time period specified in the preceding sentence, in preparing the current Monthly Report, the Seller Parties may use the most recent ratings previously provided by the SLOT Purchaser.

“SLOT Concentration Reserve Percentage” means 20%.

“SLOT Dilution Reserve Percentage” means, on any date of determination, the percentage determined pursuant to the following formula:

{ (SF x ED) + [ (DS - ED) x (DS/ED) ] } x DHR

where:
SF	=	2.00;
ED	=	Expected Dilution (as defined in the First Lien Receivables Purchase Agreement);
DS	=	Dilution Spike (as defined in the First Lien Receivables Purchase Agreement); and
DHR	=	Dilution Horizon Ratio (as defined in the First Lien Receivables Purchase Agreement).

“SLOT Loss Reserve Percentage” means a percentage equal to 2.00 times the product of the Default Ratio and the Loss Horizon Ratio (as defined in the First Lien Receivables Purchase Agreement).

“SLOT Reserve Percentage” means the greater of (a) the SLOT Reserve Floor Percentage and (b) the sum of the SLOT Loss Reserve Percentage, the SLOT Dilution Reserve Percentage and the SLOT Servicer Reserve Percentage.

“SLOT Reserve Floor Percentage” means the sum of (i) the SLOT Concentration Reserve Percentage, (ii) the Base Dilution Percentage and (iii) the SLOT Servicer Reserve Percentage.

“SLOT Servicer Reserve Percentage” means 2%.

2.3. The following defined terms and definitions in Exhibit I of the Agreement are hereby amended and restated in their entirety to read, respectively, as follows:

“Adjusted Overconcentration Amount” means, at any time, the aggregate for all Obligors of the sum, with respect to each Obligor, of the excess, if any, of (a) the aggregate Outstanding Balance of all Eligible Receivables of such Obligor and its Affiliates, after subtracting the Pass-Through Reserve, the Warranty Reserve and the Price Give-Back Accrual, in each case, allocated to the Receivables of such Obligor and its Affiliates, if any, over (b) an amount equal to the SLOT Concentration Limit for such Obligor and its Affiliates multiplied by the aggregate Outstanding Balance of all Eligible Receivables.

“Eligible Receivable” has the meaning specified in the First Lien Receivables Purchase Agreement.

“Maximum SLOT Amount” means, on any date of determination, an amount equal to the excess (if any) of (a) the product of (i) the SLOT Reserve Percentage and (ii) the Adjusted Net Receivables Balance, over (b) the “Aggregate Capital” outstanding under the First Lien Receivables Purchase Agreement.

“Minimum Receivables Amount” means, on any date of determination, the lesser of (i) the SLOT Purchase Limit, and (ii) the Maximum SLOT Amount.

“SLOT Purchase Limit” means $25,000,000.

“SLOT Termination Date” means April 30, 2019.

2.4. The following defined terms and definitions in Exhibit I of the Agreement are deleted in their entirety:

“Adjusted Concentration Limit”

“Calculated SLOT Amount”

“Canadian Advance Amount”

“Extra Special Concentration Amount”

“First Lien Excess Availability”

“Surplus Required Reserve Amount”

3. Certain Representations. In order to induce the SLOT Agent and the SLOT Purchaser to enter into this Amendment, each of the Seller Parties hereby represents and warrants to the SLOT Agent and the SLOT Purchaser as follows: (a) the execution and delivery by it of this Amendment and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part, (b) this Amendment has been duly executed and delivered by it, (c) each of its representations and warranties set forth in Article V of the Agreement is true and correct as of the date hereof in all material respects as though made on and as of such date (except for such representations and warranties that speak only as of an earlier date), it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold, and (d) as of the date hereof, no event has occurred and is continuing that would constitute a Amortization Event or a Potential Amortization Event.

4. Effective Date. Effectiveness of this Amendment is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent: (a) the SLOT Agent shall have received counterparts hereof, duly executed by each of the parties hereto and consented to by the First Lien Agent; (b) the SLOT Agent’s counsel shall have received payment in full of its reasonable and documented legal fees and disbursements; and (c) each of the representations and warranties contained in Section 4 of this Amendment shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.

5. Ratification. Except as expressly modified hereby, the Agreement is hereby ratified, approved and confirmed in all respects.

6. References to Agreement. From and after the Effective Date, each reference in the Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.

7. Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the SLOT Agent, including Barnes & Thornburg LLP, which attorneys may also be employees of the SLOT Agent) incurred by the SLOT Agent in connection with the preparation, execution and enforcement of this Amendment.

8. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Second Lien Agent

By:	/s/ Isaac Washington
Name:	Isaac T. Washington
Title:	Vice President

TENNECO AUTOMOTIVE RSA COMPANY, a Delaware corporation, as Seller

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President, Finance

TENNECO AUTOMOTIVE OPERATING COMPANY INC., a Delaware corporation, as Servicer

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President, Finance

By its signature below, the undersigned hereby consents to the terms of the foregoing Amendment, confirms that its Performance Undertaking remains unaltered and in full force and effect and hereby reaffirms, ratifies and confirms the terms and conditions of its Performance Undertaking:

TENNECO INC., a Delaware corporation, as Performance Guarantor

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President, Finance

ACKNOWLEDGED AND CONSENTED TO:

JPMORGAN CHASE BANK, N.A., as First Lien Agent

By:	/s/ John Lindsay
Name:	John Lindsay
Title:	Vice President